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      SUMMARY INSTRUCTIONS FOR PARTICIPATING IN THE TENDER OFFER AND PROXY

     (1) CHECK CONTENTS OF PACKAGE. Before proceeding, please confirm that this package contains each of the following materials:

         - Letter from the President and Chief Executive Officer.

         - Offer to Purchase and Proxy Statement dated November 3, 1997.

         - Letter of Transmittal and Proxy relating to the applicable series of Preferred Stock.

         - Notice of Guaranteed Delivery.

         - Return envelope addressed to The Bank of New York, the Depositary for the Tender Offer.

         - W-9 Instruction Form.

     (2)  REVIEW MATERIALS CAREFULLY BEFORE DECIDING WHETHER TO
          PARTICIPATE. Please review all enclosed materials carefully before deciding whether to participate in the tender offer.

         - IF YOUR SHARES ARE REGISTERED IN YOUR NAME and you decide to participate, you must follow the instructions in paragraphs (3) and
           (4) below.

         - IF YOUR SHARES ARE HELD BY A BROKER OR BANK FOR YOUR ACCOUNT and you decide to participate, you must contact your broker or bank and advise them to execute your instructions on your behalf.

     (3) COMPLETE THE APPLICABLE LETTER OF TRANSMITTAL AND PROXY. You must follow these instructions to complete the Letter of Transmittal and Proxy. The Letter of Transmittal and Proxy for each series is printed on green paper.

        (a) TENDER OFFER AND PROXY. If you wish to tender your shares pursuant to the Tender Offer, you must vote FOR Proposal 1.

             - Indicate your vote by an (X) on page 3 of the Letter of
               Transmittal and Proxy. Sign and date the box entitled "Signature(s) of Owner(s)" and print your capacity, address and daytime telephone number.

             - Complete the box entitled "Description of Shares Tendered" on page 4 of the Letter of Transmittal and Proxy.

             - Only complete the "Guarantee of Signature" section if the signatures are different from the registration on the face of the certificate.

             - Complete, sign and date the box entitled "Substitute Form W-9."

             - The following sections of the Letter of Transmittal and Proxy should be completed only if applicable:

               - Notice of Guaranteed Delivery:  If you cannot deliver your preferred stock certificate(s) to the Depositary before December 10, 1997, a broker must guarantee delivery of your shares. The broker must complete the applicable portion of page 4 of the Letter of Transmittal and Proxy and submit the separate document entitled "Notice of Guaranteed Delivery."

               - Soliciting Dealer:  If your tender has been solicited by a
                 Soliciting Dealer, please complete the box entitled "Solicited Tenders and Proxies" on page 10 of the Letter of Transmittal and Proxy.

               - Special Payment and Special Delivery Instructions:  If you
                 would like the check for the purchase price of shares purchased pursuant to the Tender Offer or the certificates for shares not purchased to be issued in the name of someone other than the current holder or to be mailed to someone other than the current holder, or to the current holder at an address other than that shown on the current certificate, please complete the boxes on
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                 page 9 entitled "Special Payment Instructions" and/or "Special
                 Delivery Instructions" in the Letter of Transmittal and Proxy. To do either of these, you must have your signature guaranteed by an eligible institution. (See Instructions 1 and 5 on the Letter of Transmittal and Proxy with respect to guarantee of signatures by an eligible institution.)

        (b) PROXY ONLY. If you choose only to vote the proxy and will not tender your shares pursuant to the Tender Offer, please follow these instructions:

         - Indicate your vote by an (X) on page 3 of the Letter of Transmittal and Proxy. Sign and date the box entitled "Signature(s) of Owner(s)" and print your capacity, address and daytime telephone number.

         - Complete, sign and date the box entitled "Substitute Form W-9."

         - The following sections of the Letter of Transmittal and Proxy should be completed only if applicable:

               - Soliciting Dealer:  If your proxy has been solicited by a
                 Soliciting Dealer, please complete the box entitled "Solicited Tenders and Proxies" on page 10 of the Letter of Transmittal and Proxy.

               - If you would like the Special Cash Payment to be issued to or mailed to someone other than the current holder, please complete the boxes entitled "Special Payment Instructions" and/or "Special Delivery Instructions" on page 9 of the Letter of Transmittal and Proxy. To do either of these, you must have your signature guaranteed by an eligible institution. (See Instructions 1 and 5 on the Letter of Transmittal and Proxy with respect to guarantee of signatures by an eligible institution.)

     (4) MAIL UNSIGNED PREFERRED STOCK CERTIFICATES AND SIGNED LETTER OF TRANSMITTAL AND PROXY TO THE DEPOSITARY. Send the applicable Letter of Transmittal and Proxy to The Bank of New York, as Depositary, at the address shown on the Letter of Transmittal and Proxy. If you own more than one series of preferred stock, you must complete the specific Letter of Transmittal and Proxy that relates to each individual series. Use of registered or certified mail is recommended. PLEASE NOTE: If you are not tendering, DO NOT send in your certificates.

     IF YOU HAVE ANY QUESTIONS, HAVE NOT RECEIVED THE APPLICABLE LETTER(S) OF TRANSMITTAL AND PROXY OR OTHER DOCUMENTS PERTAINING TO THE TENDER OFFER, OR NEED ASSISTANCE IN COMPLETING THE APPLICABLE FORMS, PLEASE CONTACT THE INFORMATION
AGENT: CORPORATE INVESTOR COMMUNICATIONS, INC. AT (888) 881-0526 (TOLL-FREE).

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